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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Georgia-Pacific Corporation on Form S-8 of our reports dated February 4, 2000 included in Georgia-Pacific Corporation's Annual Report on Form 10-K for the year ended January 1, 2000 and to all references to our Firm included in this Registration Statement.



                                                 /s/ Arthur Andersen LLP


Atlanta, Georgia
December 7, 2000